EXHIBIT 23



                [LETTERHEAD OF ADDISON, ROBERTS & LUDWIG, P.C.]





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use of our report dated August 31, 1998, related to the consolidated financial statements of Wavetech, Inc. and Subsidiaries included in or made a part of this Form 10-KSB.


                                        /s/ Addison, Roberts & Ludwig, P.C.
                                        -----------------------------------
                                        Addison, Roberts & Ludwig, P.C.



Tucson, Arizona
September 17, 1998